Schedule 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. |_|)

         Filed by the registrant |X|
         Filed by a party other than the registrant
         Check the appropriate box:
         |_|      Preliminary proxy statement
         |_|      Confidential, for Use of the Commission Only
                  (as permitted by Rule 14a-6(e)(2))
         |X|      Definitive proxy statement
         |_|      Definitive additional materials
         |_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Suprema Specialties, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
         |X|      No fee required
         |_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transaction applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  (4)  Proposed maximum aggregate value of transaction:

                  (5)  Total fee paid:

          |_| Fee paid previously with preliminary materials.

          |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                             SUPREMA SPECIALTIES, INC.
                               510 East 35th Street
                            Paterson, New Jersey 07543


                                                              January 16, 2001


Dear Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Tuesday, February 20, 2001 at 9:00 A.M. at the Fort Lee Hilton, the Abbott Room, 2117 Route 4 East, Fort Lee, New Jersey 07024.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                             Cordially,

                                             Mark Cocchiola
                                             Chairman of the Board, Chief
                                             Executive Officer and President

                             SUPREMA SPECIALTIES, INC.
                               510 East 35th Street
                            Paterson, New Jersey 07543
                               --------------------

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD FEBRUARY 20, 2001
                               --------------------



To the Shareholders of SUPREMA SPECIALTIES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Suprema Specialties, Inc. (the "Company") will be held on Tuesday, February 20, 2001, at 9:00 A.M. at the Fort Lee Hilton, the Abbott Room, 2117 Route 4 East, Fort Lee, New Jersey 07024, for the following purposes:

     1. To elect six (6) directors to hold office for the terms set forth in the accompanying proxy statement; and

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on January 3, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            By Order of the Board of Directors,

                                            Mark Cocchiola
                                            Chairman of the Board,
                                            Chief Executive Officer and
                                            President

January 16, 2001

--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                            SUPREMA SPECIALTIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 20, 2001


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of SUPREMA SPECIALTIES, INC. (the "Company") for use at the Annual Meeting of Shareholders to be held on February 20, 2001, including any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about January 17, 2001.

     Proxies in the accompanying form, duly executed and returned to the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                      510 East 35th Street
                      Paterson, New Jersey  07543
                      Telephone No.: (973) 684-2900


                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only shareholders of record at the close of business on January 3, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were issued and outstanding 5,622,193 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting. Cumulative voting is not permitted.

                                VOTING PROCEDURES


     The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. Any other matters presented at the Annual Meeting will be decided by a majority of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. Votes will be counted and certified by an Inspector of Election who is expected to be an employee of Continental Stock Transfer & Trust Company, the transfer agent for the Common Stock. A quorum will exist at the Annual Meeting if at least a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy. Based upon the Company's understanding of the requirements of the laws of the State of New York and the Company's Certificate of Incorporation and By-laws, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter to be voted on; failures to vote, broker non-votes and abstentions will not be considered "votes cast."

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxies will be voted as instructed. Proxies may be revoked as noted above.

                              ELECTION OF DIRECTORS
                                  (Item No. 1)

     Directors are elected annually by the shareholders. At this year's Annual Meeting of Shareholders, six (6) directors will be elected to hold office for a term expiring at the Annual Meeting of Shareholders for the fiscal year ending June 30, 2001. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting of Shareholders, the proxies granted by shareholders will be voted individually for the election as directors of the Company of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.

    Name                       Age                 Position with Company
    ----                       ---                 ---------------------

Mark Cocchiola                 44         Chairman of the Board, Chief Executive
                                          Officer and President

Paul Lauriero                  49         Executive Vice President
                                          and Director

Marco Cocchiola                76         Director

Dr. Rudolph Acosta, Jr.        45         Director

Paul DeSocio                   58         Director

Barry S. Rutcofsky             43         Director Nominee

     Mark Cocchiola has been President and a director of the Company since its inception in 1983 and Chairman of the Board and Chief Executive Officer since February 1991. Mark Cocchiola is the son of Marco Cocchiola.

     Paul Lauriero has been a director of the Company since its inception in 1983 and Executive Vice President since February 1991. Mr. Lauriero was employed by the Company in various capacities from its inception in 1983. Mr. Lauriero is the brother-in-law of Mark Cocchiola.

     Marco Cocchiola has been a director of the Company since February 1991 and Operations Manager since the Company's inception in 1983. Mr. Cocchiola was Secretary of the Company from February 1991 to June 1993. Marco Cocchiola is the father of Mark Cocchiola.

     Rudolph Acosta, Jr., M.D. has been a director of the Company since August 1993. He has been engaged in the private practice of medicine since August 1986.

     Paul DeSocio has been a director of the Company since August 1993. He has been the President and a director of Autoprod, Inc., a manufacturer of food packaging machinery since May 1989. From 1980 through May 1989, Mr. DeSocio was a Vice President of Autoprod, Inc.

     Barry S. Rutcofsky, has served as the Co-Chairman of the Board of Directors of Take-Two Interactive Software, Inc., a developer, publisher and distributor of interactive software games since July 2000 and was President of Take-Two Interactive from August 1999 to July 2000. Prior to joining Take-Two, Mr. Rutcofsky was a partner of the New York law firm of Tenzer Greenblatt LLP (now known as Blank Rome Tenzer Greenblatt LLP). Mr. Rutcofsky joined Tenzer Greenblatt LLP in April 1987.

Compensation of Directors

     Non-employee directors receive compensation in the amount of $500 for each meeting attended in person and $250 for each meeting attended by telephone conference call for serving on the Board of Directors. Directors are reimbursed for all out-of-pocket expenses incurred in attending Board meetings.

     In addition, under the Company's 1991 and 1998 Stock Option Plans and its 1999 Stock Incentive Plan (collectively, the "Plans"), non-employee directors (other than directors who become members of a stock option committee appointed by the Board of Directors pursuant to the Plans) are eligible to be granted nonqualified stock options ("NSOs"). The Board of Directors, or the stock option committee (the "Committee"), if one is appointed by the Board, has discretion to determine the number of shares subject to each NSO (subject to the number of shares available for grant under the Plans), the exercise price thereof (provided such price is not less than 100% of the fair market value of the underlying shares on the date of grant), the term thereof (but not in excess of 10 years from the date of grant) and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees (and are not members of the Committee) are eligible to be granted incentive stock options ("ISOs") and NSOs under the Plans. The Board or the Committee, as the case may be, has discretion to determine the number of shares subject to each ISO, the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any year, is limited by the terms of the Plans and the Internal Revenue Code of 1986, as amended. In addition, the 1999 Stock Incentive Plan also provides for the grant of other stock-based awards as may be determined by the Board or the Committee.

Meetings of the Board of Directors and Board Committees

     During the fiscal year ended June 30, 2000, the Board of Directors held five meetings at which all of the Directors were present and also took action by unanimous written consents of the directors in lieu of meetings. The Board of Directors has a Compensation Committee that is currently composed of Dr. Rudolph Acosta, Jr., Mr. Paul DeSocio, and Mr. William Gascoigne. The function of the Compensation Committee is to evaluate the compensation of the Company's executive officers pursuant to recommendations made by Mark Cocchiola, the Company's Chief Executive Officer and President and make recommendations to the Board of Directors regarding executive compensation. The Compensation Committee met one time during the fiscal year ended June 30, 2000. The Board of Directors has an Audit Committee that is currently composed of Mr. Mark Cocchiola, Dr. Rudolph Acosta, Jr., Mr. Paul DeSocio and Mr. William Gascoigne. The function of the Audit Committee is to supervise the audit and financial procedures of the Company. A copy of the Audit Committee's charter is attached hereto as Appendix
A. The Audit Committee held four meetings during the fiscal year ended June 30, 2000. It is anticipated that upon completion of the election of directors at the Annual Meeting the members of the Audit Committee will consist of Messrs. Acosta, DeSocio and Rutcofsky, all of whom meet the independence requirements under current National Association of Securities Dealers corporate governance standards. It is also anticipated that Mr. Rutcofsky will be appointed to the Compensation Committee to fill the vacancy created by the departure of Mr. Gascoigne whose term as a director expires at this Annual Meeting.

Audit Committee Report

     The Audit Committee has met with management to review and discuss the audited financial statements for the year ended June 30, 2000. The Audit Committee also conducted discussions with its independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No.
61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2000.

     This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, except to the extent that the Company specifically requests that the Report be specifically incorporated by reference.

                               The Audit Committee

                                 Mark Cocchiola
                             Dr. Rudolph Acosta, Jr.
                                  Paul DeSocio
                                William Gascoigne

                               EXECUTIVE OFFICERS

     In addition to Mr. Mark Cocchiola and Mr. Paul Lauriero, the Company's executive officers include Messrs. Steven Venechanos, Thomas F. Egan and Anthony Distinti. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     Steven Venechanos, age 41, has been employed by the Company since April 1994 and became Chief Financial Officer and Secretary of the Company in April 1995. From June 1990 until joining the Company, he was employed in a variety of positions at Breed Technologies, a manufacturer of airbag sensors.

     Thomas Egan, age 59, has been Vice President of the Company since May 1993 and Senior Vice President since June 1995. From May 1992 through May 1993, he was Sales Manager of Blue Ridge Farms, a salad manufacturer. From October 1990 through May 1992, Mr. Egan was President of TEF Sales Corp., a sales and marketing consulting firm specializing in the cheese importing business.

     Anthony Distinti, age 81, has been Vice President of Human Resources of the Company since November 1997. Mr. Distinti has been employed in the food industry most of his life in various capacities and has more than forty years experience in human resources.

                             EXECUTIVE COMPENSATION

     The following table discloses for the fiscal years ended June 30, 2000, 1999 and 1998, compensation awarded during such fiscal years to Mark Cocchiola, the Company's Chief Executive Officer, Paul Lauriero, the Company's Executive Vice President, Thomas Egan, the Company's Senior Vice President, Steven Venechanos, the Company's Chief Financial Officer and Anthony Distinti, the Company's Vice President (collectively, the "Named Executives"), who are the only executive officers of the Company whose salary and bonus exceeded $100,000 during the fiscal year ended June 30, 2000 ("fiscal 2000").

                                             Summary Compensation Table
                                   ---------------------------------------------
                                          Annual Compensation                 Long Term Compensation
                                   ---------------------------------    --------------------------------
                                                                        Securities            All
                                                                        Underlying           Other
Name and Principal Position        Year      Salary($)      Bonus($)    Options(#)      Compensation($)*
---------------------------        ----      ---------      --------    ----------      ----------------
Mark Cocchiola,                    2000       $250,000      $508,594     100,000           $  15,615
  Chairman of the Board,           1999       $252,700      $324,201      50,000           $  15,010
  Chief Executive                  1998       $254,542      $175,852      75,000(1)        $  17,674
  Officer and President

Paul Lauriero                      2000       $250,000      $508,594     100,000           $  13,679
  Executive Vice President         1999       $252,700      $324,201      50,000           $  12,648
                                   1998       $254,542      $175,852     155,000(2)        $  17,674

Thomas Egan                        2000       $153,750      $   --        15,000           $   9,196
  Senior Vice President            1999       $133,077      $   --        30,000           $   6,600
                                   1998       $125,000      $   --        55,000(3)        $   6,600

Steven Venechanos                  2000       $153,750      $   --        25,000           $  13,500
  Chief Financial Officer          1999       $120,000      $   --        30,000           $   6,000
  and Secretary                    1998       $101,250      $   --       100,000(4)        $   6,000

Anthony Distinti                   2000       $119,731      $   --           --                  --
  Vice President                   1999       $ 96,500      $   --           --                  --
                                   1998       $ 74,000      $   --        10,000                 --

* Consists of automobile allowance, medical insurance premium reimbursement and compensation paid in lieu of vacation.

----------
(1) Includes a total of 100,000 options that were previously granted in the fiscal years ended June 30, 1996 and 1997 and were repriced in fiscal 1998.

(2) Includes a total of 80,000 options that were previously granted in the fiscal years ended June 30, 1996 and 1997 and were repriced in fiscal 1998.

(3) Includes a total of 30,000 options that were previously granted in the fiscal years ended June 30, 1994 and 1997 and were repriced in fiscal 1998.

(4) Includes a total of 50,000 options that were previously granted in the fiscal years ended June 30, 1996 and 1997 and were repriced in fiscal 1998.

The following table discloses information concerning options granted in fiscal 2000 to the Named Executives.

                                             Option Grants in Fiscal Year Ended June 30, 2000
                      --------------------------------------------------------------------------------------------------
                                                       Individual Grants
                                        -----------------------------------------------
                         Number of
                         Securities      Percent of Total                                  Potential Realizable Value at
                         Underlying     Options Granted to  Exercise                       Assumed Annual Rates of Stock
                      Options Granted   Employees in Fiscal   Price                        Price Appreciation for Option
                           (#)(1)              Year          ($/Sh)     Expiration Date            Term (1)(2)
--------------------  ---------------   ------------------- --------    ---------------    -----------------------------
                                                                                                5% ($)         10% ($)
                                                                                                ------         -------
Mark Cocchiola             100,000             28.8           7.75          12/30/09           487,393        1,235,150


Paul Lauriero              100,000             28.8           7.75          12/30/09           487,393        1,235,150


Thomas Egan                 15,000              4.3           7.75           1/30/10            73,110          185,268


Steven Venechanos           25,000              7.2           7.75           1/30/10           121,849          308,779

----------

(1) The options granted to Messrs. Cocchiola and Lauriero were exercisable in full from the date of grant. The options granted to Mr. Egan and Mr. Venechanos vest in three annual installments commencing one year from the original date of grant of the options.

(2) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

     The following table sets forth information concerning the number of options owned by the Named Executives and the value of unexercised stock options held by the Named Executives as of June 30, 2000. No stock options were exercised by the Named Executives during fiscal 2000.

                                                    Aggregate Year-End Option Values
                                             ------------------------------------------------
                                                                       Number of                          Value of
                                                                 Securities Underlying                   Unexercised
                                                                   Unexercised Options              In-the-Money Options
                                                                     at June 30, 2000               at June 30, 2000($)(1)
                                                               ------------------------------    ----------------------------
                         Shares Acquired     Value Realized
       Name              on Exercise (#)           ($)         Exercisable      Unexercisable    Exercisable    Unexercisable
       ----              ---------------           ---         -----------      -------------    -----------    -------------
Mark Cocchiola                   0                  0            375,000                0         1,811,853              0

Paul Lauriero                    0                  0            355,000                0         1,692,093              0

Thomas Egan                      0                  0             66,667           48,333           395,833        233,884

Steve Venechanos                 0                  0             96,334           61,666           574,040        273,882

Anthony Distinti                 0                  0              6,667            3,333            39,922         21,248

----------

(1) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year end market value of the common stock. An Option is "in-the-money" if the fiscal year end fair market value of the Common Stock exceeds the option exercise price. The last sale price (the fair market value) of the Common Stock on June 30, 2000 was $9.375 per share.

Employment Agreements

     Each of Mark Cocchiola and Paul Lauriero has entered into an employment agreement with the Company that currently expires in April 2002. Each agreement provides for the full-time employment of the executive at an annual salary of $250,000, subject to adjustment for cost of living increases, and an annual bonus equal to 5% of the Company's pre-tax profits in excess of $650,000. Messrs. Mark Cocchiola and Lauriero each received bonuses of $175,852 in fiscal 1998, $324,201 in fiscal 1999 and $508,574 in fiscal 2000. Each agreement provides that the executive will not compete with the Company during the term of his employment and for a period of one year following termination thereof by either the Company or the executive for any reason. Each of the agreements also provides that if employment of the executive is terminated under certain circumstances, including a "change of control," he will be entitled to receive severance pay equal to the higher of (i) $150,000 ($450,000 in the event of a change of control) or (ii) the total compensation paid to him by the Company during the 12 month period (36 month period in the event of a change of control) prior to the date of termination.

Compensation Committee Interlocks and
Insider Participation In Compensation Decisions

     The Company has established a Compensation Committee that is currently comprised of Dr. Rudolph Acosta, Jr., Mr. Paul DeSocio and Mr. William Gascoigne. The function of the Compensation Committee is to evaluate and determine the compensation of the Company's executive officers pursuant to recommendations made by Mark Cocchiola, the Company's Chief Executive Officer. During fiscal 2000, none of the executive officers of the Company served on the Board of Directors or the compensation committee of any other entity, any of whose executive officers served on the Compensation Committee or Board of Directors of the Company.

Report on Executive Compensation

     As noted above, the function of the Compensation Committee is to evaluate and determine compensation of the Company's executive officers pursuant to recommendations made by Mark Cocchiola, the Company's Chief Executive Officer. There is no formal compensation policy for the Company's executive officers, other than the existing employment agreements between the Company and each of Messrs. Mark Cocchiola and Paul Lauriero.

     Total compensation for executive officers consists of a combination of base salaries, bonuses and stock option awards. The salaries of the Named Executives are fixed annually by the Compensation Committee subject to the terms of any employment agreements between the Named Executives and the Company. Annual bonuses to the Named Executives are based generally on the Company's performance and available resources. Base salary and bonus compensation of the other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Stock option or other stock-based awards, as the case may be, under the Company's 1991 Stock Option Plan, 1998 Stock Option Plan and its 1999 Stock Incentive Plan are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock.

     During fiscal 2000, options to purchase 100,000, 100,000, 15,000 and 25,000 shares of Common Stock, respectively, were granted under the Plans to Mark Cocchiola, Paul Lauriero, Thomas Egan and Steven Venechanos, respectively, at $7.75 per share. For fiscal 2000, the Company had net sales of approximately $278,000,000 and net income of approximately $6,400,000, compared to net sales of approximately $176,000,000, and net income of approximately $4,200,000, for fiscal 1999.

                           The Compensation Committee

                           Dr. Rudolph Acosta, Jr.
                           Paul DeSocio
                           William C. Gascoigne

Stock Performance Graph

     The following line graph compares, from June 30, 1995 through June 30, 2000, the cumulative total return among the Company, companies comprising the Russell 2000 Index and a Peer Group Index, based on an investment of $100 on June 30, 1995, in the Company's Common Stock and each index, and assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation. The Peer Group Index consists of companies in the food business. These companies are: Dean Foods Co., Farmer Brothers Co., Golden Enterprises, Inc., Lifeway Foods, Inc., Michael Foods, Inc., Tofutti Brands, Inc., and Universal Foods Corp. (d/b/a Sensient Technologies Corporation). Historic stock price is not necessarily indicative of future stock price performance.



                      COMPARISON OF CUMULATIVE TOTAL RETURN
                  SUPREMA SPECIALTIES, INC., RUSSELL 2000 INDEX
                              AND PEER GROUP INDEX

                      6/30/95      6/30/96      6/30/97      6/30/98      6/30/99      6/30/00
----------------------------------------------------------------------------------------------
The Company           $100.00      $184.62      $111.54      $115.38      $213.46      $288.46
----------------------------------------------------------------------------------------------
Russell                100.00       124.01       144.25       168.03       168.95       190.65
2000
Index
----------------------------------------------------------------------------------------------
Peer Group             100.00       104.45       139.38       191.42       160.82       138.78
----------------------------------------------------------------------------------------------

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Named Executives, (iii) each of the Company's directors and each nominee for director and (iv) all executive officers and directors as a group:

                                 Amount and Natur               Percentage of
Name and Address of                of Beneficial                 Outstanding
Beneficial Owner(1)                 Ownership(2)                Shares Owned(3)
-------------------                 ------------                ---------------

Mark Cocchiola                       900,635(4)                     15.0%

Paul Lauriero                        575,619(5)                      9.6

Marco Cocchiola                       88,412(6)                      1.6

Steve Venechanos                     111,333(7)                      1.9

Thomas Egan                           73,333(7)                      1.3

Anthony Distinti                       6,666(7)                        *

Dr. Rudolph Acosta                     4,667(7)(8)                     *

Paul DeSocio                           1,667(7)                        *

Barry S. Rutcofsky                        --                          --

William G. Gascoigne                   1,667(7)                        *

FMR Corp.                            506,100(9)                      9.0

All executive officers
and directors as a group
(nine persons)                     1,763,999(10)                    26.6

----------

*    Less than one percent.

(1) Unless otherwise noted, the address of each beneficial owner is in care of the Company.

(2) Unless otherwise noted, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(3) Calculated based on 5,622,193 shares of Common Stock outstanding at the Record Date. The applicable percentage is based on options to purchase Common Stock which are currently exercisable or become exercisable within 60 days of such date.

(4) Includes (i) 375,000 shares that may be purchased upon exercise of exercisable options owned by Mr. Cocchiola, (ii) 8,333 shares that may be purchased upon exercise of exercisable options owned by Mr. Cocchiola's wife and (iii) 2,000 shares held of record by Mr. Cocchiola's wife.

(5) Includes (i) 355,000 shares that may be purchased upon exercise of exercisable options owned by Mr. Lauriero, (ii) 22,539 shares held of record by Mr. Lauriero's wife, and (iii) 45,079 shares held of record by Mr. Lauriero's children.

(6) Includes 83,333 shares that may be purchased upon exercise of exercisable options.

(7) Represents shares that may be purchased upon exercise of exercisable options.

(8) Does not include 800 shares owned by Dr. Acosta's children, with respect to which Dr. Acosta disclaims any beneficial interest.

(9) The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. According to information provided to the Company by FMR Corp., Fidelity Management and Research Company, 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, may also be deemed the beneficial owner of the 506,100 shares as a result of acting as an investment adviser to various investment companies registered under
     Section 8 of the Investment Company Act of 1940.

(10) Includes 1,020,999 shares issuable upon exercise of options beneficially owned by the Company's officers and directors of which 1,667 are owned by William Gascoigne whose term as a director expires at the Annual Meeting.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended June 30, 2000 and it is currently anticipated that BDO Seidman, LLP will be selected by the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending June 30, 2001. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.


            SHAREHOLDER PROPOSALS FOR NEXT ANNUAL SHAREHOLDER MEETING


     The Company currently anticipates that its Annual Meeting of Shareholders with respect to the Company's fiscal year ending June 30, 2001 will be held between the months of November 2001 and December 2001. Therefore, shareholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Shareholders with respect to the Company's fiscal year ending June 30, 2001 must submit the proposal in proper form and in satisfaction of the conditions established by the Securities Exchange Commission, to the Company at its address set forth on the first page of this Proxy Statement not later than July 31, 2001 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     After the July 31, 2001 deadline, a shareholder may present a proposal at the Company's next Annual Meeting if it is submitted to the Company's Secretary at the address set forth above no later than August 31, 2001, If timely submitted, the shareholder may present the proposal at the next Annual Meeting but the Company is not obligated to present the matter in its proxy statement.

                                OTHER INFORMATION


     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED JUNE 30, 2000 IS BEING FURNISHED HEREWITH TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON JANUARY 3, 2001. ADDITIONAL COPIES OF THE ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                            SUPREMA SPECIALTIES, INC.
                                  P.O. BOX 280
                         PATERSON, NEW JERSEY 07543-0280

                     ATTENTION: Steven Venechanos, Secretary


     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                              By order of the Board of Directors,


                              Mark Cocchiola
                              Chairman of the Board, Chief
                              Executive Officer and President

January 16, 2001

                                                                      APPENDIX A


                             AUDIT COMMITTEE CHARTER

                                       FOR

                            SUPREMA SPECIALTIES, INC.



Composition

There shall be a committee of the board of directors (the "Board") of Suprema Specialties, Inc. (the "Company") to be known as the audit committee which, no later than June 14, 2001, shall have at least three (3) members, comprised solely of independent directors, as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealer's, Inc. ("NASD") listing standards, subject to the exception in NASD Marketplace Rule 4350(d)(2)(B).

Each member of the audit committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. In addition, at least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board shall elect or appoint a chairperson of the audit committee who will have authority to act on behalf of the audit committee between meetings.

Responsibilities

The responsibilities of the audit committee are as follows:

     o Ensure its receipt from the outside auditor of a formal written statement, delineating all relationships between the outside auditor and the Company consistent with the Independence Standards Board Standard 1.

     o Actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and be responsible for taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor.

     o In view of the outside auditor's ultimate accountability to the Board and the audit committee, as representatives of the shareholders, the audit committee, acting together with the Board, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or nominate an outside auditor for shareholder approval in any Company proxy statement).

     o Review with the outside auditor, the Company's internal auditor (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

     o Consider, in consultation with the outside auditor and management of the Company, the audit scope and procedures.

     o Review the financial statements contained in the annual report to shareholders with management and the outside auditor to determine that the outside auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

     o Meet with the internal auditor (if any), outside auditor or the management privately to discuss any matters that the audit committee, the internal auditor (if any), the outside auditor or the management believe should be discussed privately with the audit committee.

     o    Review and reassess the adequacy of the committee's charter annually.

     o Prepare a report of the audit committee to be included in the Company's proxy statement in accordance with applicable Securities and Exchange Commission regulations.

     o Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

Limitations

The audit committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the audit committee is not an audit nor is it of the same quality as an audit. The audit is conducted by the Company's independent outside auditors. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

                            SUPREMA SPECIALTIES, INC.
                              510 East 35th Street
                           Paterson, New Jersey 07543

      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 20, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mark Cocchiola and Paul Lauriero, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Suprema Specialties, Inc. on Tuesday, February 20, 2001, at the Fort Lee Hilton, the Abbott Room, 2117 Route 4 East, Fort Lee, New Jersey 07024, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.  ELECTION OF DIRECTORS:

    |_| FOR all nominees listed below                   |_|  WITHHOLD AUTHORITY
        (except as marked to the contrary below).            to vote for all nominees listed below.

    Mark Cocchiola, Paul Lauriero, Marco Cocchiola, Dr. Rudolph Acosta, Jr.,
                      Paul DeSocio and Barry S. Rutcofsky

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------
                  (Continued and to be signed on reverse side)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL BOARD NOMINEES LISTED ABOVE.


     DATED: _______________________, 2001

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        ---------------------------------------
                                        Signature


                                        ---------------------------------------
                                        Signature if held jointly

           Please mark, sign, date and return this proxy card promptly using the enclosed envelope.